UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): March 9, 2006

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    1-8061                    11-1986657
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY                     11553
  (Address of principal executive offices)                     (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
      (Former name, address and fiscal year, if changed since last report)
    -----------------------------------------------------------------------
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Page 1 of 4 pages

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 9, 2006, Frequency Electronics, Inc. issued a press release, which sets forth its results of operations for the third quarter of fiscal year 2006 ended January 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 (c).    EXHIBITS.

  99.1  Press Release of Frequency Electronics, Inc., dated March 9, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FREQUENCY ELECTRONICS, INC.

                                             By:/s/ Alan Miller
                                                ---------------
                                                    Alan Miller
                                               Chief Financial Officer
                                                   and Treasurer

Dated: March 9, 2006

                                                                    Exhibit 99.1

                                  PRESS RELEASE
   Frequency Electronics Announces Results for Third Quarter Fiscal Year 2006

Mitchel Field, NY, March 9, 2006 - Frequency Electronics, Inc. (AMEX-FEI) reported that revenues for the third quarter of fiscal year 2006, which ended January 31, 2006, were $15.1 million compared to $11.2 million for the same period of fiscal 2005, and $11.5 million for the prior quarter of fiscal 2006. For the nine-month period ended January 31, 2006, revenues were $37.7 million compared to $43.3 million in the first nine months of the previous fiscal year.

In the third quarter, the Company recorded net income of $1.3 million, $0.14 per diluted share, compared to a loss of $368,000, ($0.04) per diluted share, in the same quarter of fiscal 2005. For the nine month period ended January 31, 2006, net income was $3.7 million, $0.43 per diluted share, compared to $1.5 million, $0.17 per diluted share, in the same period of the previous fiscal year. The nine-month period of fiscal 2006 includes realized gains on sales of marketable securities and real property. Operating income for the third quarter was $1.2 million compared to an $899,000 operating loss in the third quarter of fiscal 2005. For the first nine months of fiscal year 2006 operating income was $1.4 million compared to $1.1 million in the same period of the prior year.

Commenting on this report,  Chairman of the Board General Joseph  Franklin said:
"We are very pleased with these results. Revenues are rising, as we had anticipated, up over 30% compared to the revenues in each of the preceding quarters of this fiscal year. Operating profit increased over 23% for the first nine months compared to the same period last year. Looking ahead, we see significant opportunities in both military and commercial space programs, as well as wireless and wireline markets. Based on bookings to date, our outlook is very optimistic for the rest of this year and beyond."

Revenues for the Commercial Communications segment were $9.2 million for this past quarter and $20.1 million for the first nine months of fiscal 2006. Revenues for the first nine months of fiscal 2005 were $25.4 million. Sales to wireless infrastructure OEM's increased sequentially this past quarter, but have not yet reached the levels realized in early fiscal 2005. Over 30% of fiscal 2006 revenues in this segment were generated by commercial satellite sales, continuing the strong growth that began late last year

Third quarter revenues for the US Government segment were $1.1 million and $4.8 million for the first nine months of fiscal 2006. Revenues for the first nine months of last year were $4.3 million. FEI-Zyfer's revenues, a majority of which are derived from US Government programs, were $2.8 million for the third quarter and $7.9 million for the first nine months of fiscal 2006. In fiscal 2005, FEI-Zyfer's revenues were $6.6 million for the first nine months. Government-related sales for fiscal 2006 are in excess of 25% of the Company's total sales, compared to approximately 20% for full fiscal year 2005.

Gillam-FEI recorded revenues of $2.1 million for the third quarter and $5.8 million for the first nine months of fiscal 2006, compared to $7.6 million for the first nine months of fiscal 2005. Intercompany R&D sales are not included in these figures. Gillam-FEI continues development of new products for telecommunications synchronization. Excluding intercompany R&D sales, fiscal 2006 fourth quarter revenues are expected to increase sequentially, but full year revenues will not reach the level obtained in fiscal 2005.

Research and development expenses were $1.2 million for the third quarter and $4.1 million for the first nine months of fiscal 2006. R&D expenses for the first nine months of fiscal 2005 were $4.9 million. The decrease in internally funded research and development spending reflects the allocation of engineering resources to customer-funded programs in the fiscal year 2006 periods.

Chief Financial Officer Alan Miller added the following comment: "The third quarter's sequentially higher revenues and improved gross margin have generated significantly higher operating profit compared to the first half of fiscal 2006. Excluding the impact of reduced spending on internal research and development programs, third quarter operating profit increased by over $800 thousand from each of the first two quarters of fiscal year 2006. This increased operating profit is in excess of 20% of the increase in quarter-to-quarter revenues. This demonstrates the operating leverage we achieve with higher sales, cost controls and more efficient operations. As revenues continue at this increased level we expect to realize greater operating profits in the last quarter of this year and into fiscal 2007."

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on March 9, 2006 at 11:30 AM Eastern Time. Investors and analysts may access the call by dialing 1-800-289-0517. International callers may dial 1-913-981-5529. Ask for the Frequency conference call.

The call will also be available at the Company's website at www.frequencyelectronics.com or at Thomson/CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others.

The call will be archived on the Company's  website  through April 8, 2006.  The
archived   call  may  also  be  retrieved  at   1-888-203-1112   (domestic)   or
1-719-457-0820 (international) using Passcode ID 9842643.

About Frequency Electronics
---------------------------
Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency control and synchronization products for space and terrestrial applications. The Company's products are used in commercial, government and military systems, including satellite payloads, missiles, UAVs, piloted aircraft, GPS, secure radios, SCADA, energy exploration and wireline and wireless communication networks. The Company has received over 60 awards of excellence for achievements in providing high performance electronic assemblies for over 120 space programs. The Company invests significant resources in research and development and strategic acquisitions world-wide to expand its capabilities and markets. The Company's Belgium-based Gillam-FEI subsidiary provides the Company with expertise in wireline network synchronization, monitoring and SCADA. FEI-Zyfer in Anaheim, CA, provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications. The Company has an affiliate in St. Petersburg, Russia which supplies high-quality, cost effective quartz oscillators and components. Additionally, the Company operates a new, modern manufacturing facility in Tianjin, China through its wholly-owned subsidiary, FEI-Asia. Additional information is available on FEI's website: www.frequencyelectronics.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information:  Alan Miller, CFO, or General Joseph P. Franklin, Chairman:
TELEPHONE: (516) 794-4500              WEBSITE: www.frequencyelectronics.com

                  Frequency Electronics, Inc. and Subsidiaries
                  Consolidated Condensed Summary of Operations

                                       Quarter Ended               Nine Months Ended
                                        January 31,                   January 31,
                                     2006         2005            2006           2005
                                     ----         ----            ----           ----
                                        (unaudited)                     (unaudited)
                                            (in thousands except per share data)
Net Sales                          $15,113      $11,222          $37,668        $43,266
Cost of Sales                        9,651        7,529           24,011         28,537
                                   -------      -------          -------        -------
      Gross Margin                   5,462        3,693           13,657         14,729

Selling and Administrative           3,077        2,567            8,154          8,759
Research and Development             1,173        2,025            4,123          4,850
                                   -------      -------          -------        -------
      Operating Profit (Loss)        1,212         (899)           1,380          1,120
Interest and Other, Net                616          361            4,218          1,225
                                   -------      -------          -------        -------
Income (Loss) before Taxes &
      Minority Interest              1,828         (538)           5,598          2,345
Minority Interest                        -            -                -             (1)
                                   -------      -------          -------        -------
Income (Loss) before Income Taxes    1,828         (538)           5,598          2,346
Income Tax Provision (Benefit)         580         (170)           1,876            830
                                   -------      -------          -------        -------
      Net Income (Loss)            $ 1,248      $  (368)         $ 3,722        $ 1,516
                                   =======      =======          =======        =======

Net Income (Loss) per Share:
         Basic                     $ 0.15       $ (0.04)         $ 0.44         $ 0.18
                                   ======       =======          ======         ======
         Diluted                   $ 0.14       $ (0.04)         $ 0.43         $ 0.17
                                   ======       =======          ======         ======
Average Shares Outstanding

         Basic                   8,541,519     8,499,274       8,530,926      8,473,679
                                 =========     =========       =========      =========
         Diluted                 8,674,434     8,499,274       8,668,685      8,682,099
                                 =========     =========       =========      =========


                  Frequency Electronics, Inc. and Subsidiaries
                      Consolidated Condensed Balance Sheets

                                          January 31,              April 30,
                                             2006                    2005
                                             ----                    ----
                                                    (in thousands)
ASSETS
------
Cash & Marketable Securities               $ 26,327                $ 30,233
Accounts Receivable                          14,850                  12,728
Inventories                                  23,445                  22,948
Other Current Assets                          4,211                   3,631
Property, Plant & Equipment                   6,187                   6,770
Other Assets                                 12,868                  12,064
                                          ---------               ---------
                                           $ 87,888                $ 88,374
                                           ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities                       $   8,335               $   9,844
Long-term Obligations and Other               9,069                   9,337
Stockholders' Equity                         70,484                  69,193
                                          ---------               ---------
                                           $ 87,888                $ 88,374
                                           ========                ========